                                                                   Exhibit 24.12

                                POWER OF ATTORNEY


                  We, the undersigned officers and directors of ACC New York License I LLC (hereinafter "the Company"), hereby severally constitute Everett
R. Dobson, Bruce R. Knooihuizen and Ronald L. Ripley, and each of them, severally, our true and lawful attorneys-in-fact, will full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-4 and any and all amendments thereto (include post-effective amendments), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.



  /s/ Everett R. Dobson                  President and Chief Executive Officer           June 20, 2001
----------------------------             (Principal Executive Officer) and
     Everett R. Dobson                   Director

  /s/ Bruce R. Knooihuizen               Treasurer and Chief Financial Officer           June 20, 2001
----------------------------             (Principal Financial Officer) and
    Bruce R. Knooihuizen                 Director

     /s/ Trent LeForce                   Corporate Controller (Principal                 June 20, 2001
----------------------------             Accounting Officer)
       Trent LeForce

                                         Vice President and Director                     June 20, 2001
----------------------------
      Joseph E. Stumpf

     /s/ Tamara A. Bramel                Vice President and Director                     June 20, 2001
----------------------------
      Tamara A. Bramel